Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

APPLIED THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(1)	457(o)	(2)	(3)	(4)
	Equity	Preferred Stock, par value $0.0001 per share	457(o)	(2)	(3)	(4)
	Debt	Debt Securities	457(o)	(2)	(3)	(4)
	Other	Depositary Shares	457(o)	(2)	(3)	(4)
	Other	Warrants	457(o)	(2)	(3)	(4)
	Unallocated (Universal Shelf)	(2)	457(o)	(2)	(3)	$98,999,000(4)	$0.00011020	$10,909.69
Secondary Offering of Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, offered by the selling stockholders	457(a)	31,735,731	$1.57(7)	$49,825,097.67(7)	$0.00011020	$5,490.73
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants (8)	415(a)(6)	38,250,000(5)	$0.78(6)	$30,000,825(6)			S-3	333-238948	June 15, 2020	$3,894.10
Carry Forward Securities	Unallocated (Universal) Shelf	(9)	415(a)(6)	(4)		$210,001,000			S-3	333-238948	June 15, 2020	$26,089.93
	Total Offering Amounts					$388,825,922.67		$16,400.42
	Total Fees Previously Paid
	Total Fee Offsets							-
	Net Fee Due							$16,400.42

1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include an indeterminate number of shares that may be issued in connection with shares splits, share dividends, recapitalizations or similar events.
2)	The amount to be registered consists of up to $300,000,000 of an indeterminate amount of debt securities and related guarantees, common stock, preferred stock, depositary shares and/or warrants. There is also being registered hereunder such currently indeterminate number of shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities, preferred stock, depositary shares and/or warrants registered hereby. Any securities registered hereunder may be sold separately or with the other securities registered hereunder.
3)	The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2(A)(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.
4)	Estimated pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $300,000,000. No separate consideration will be received for common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby.
5)	Represents an aggregate of 38,250,000 shares of common stock issuable upon the exercise of (i) 8,250,000 outstanding pre-funded warrants, with an exercise price of $0.001 per warrant (the “2022 Pre-Funded Warrants”), and (ii) 30,000,000 outstanding common warrants, with an exercise price of $1.00 per warrant (the “2022 Common Warrants” and together with the 2022 Pre-Funded Warrants the “2022 Warrants”), that the Registrant previously issued in a public offering pursuant to registration statement on Form S-3 (File No. 333-238948) on June 22, 2022.
6)	Calculated pursuant to Rule 457(g) under the Securities Act, and reflects the weighted average exercise price of the 2022 Warrants.
7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low sale price for the common shares on May 9, 2023 as reported on Bloomberg.
8)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 38,250,000 unissued shares of common stock (the “Unissued Securities”) issuable upon the exercise of the 2022 Warrants registered for sale under the registrant’s Registration Statement on Form S-3 filed on June 5, 2020, as amended on June 12, 2020, and declared effective on June 15, 2020 (File No. 333-238948) (the “2020 Registration Statement”), which securities remain unissued as of the date of this registration statement. The Registrant is carrying forward to this Registration Statement 38,250,000 Unissued Securities that were initially registered under the 2020 Registration Statement and remain unissued. The Registrant previously paid a filing fee of $7,794.81 with respect to the Unissued Securities (based on the filing fee rate in effect at the time of the filing of the 2020 Registration Statement). Accordingly, there is no registration fee due in connection with the proposed maximum offering price of such Unissued Securities registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unissued Securities registered under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
9)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $210,001,000 in aggregate offering price of securities that remain unsold (the “Unallocated Shelf Securities”) pursuant to the Registrant’s registration statement on Form S-3 filed on June 5, 2020, as amended on June 12, 2020, and declared effective on June 15, 2020 (File No. 333-238948) (the “2020 Registration Statement”). The Registrant is carrying forward to this Registration Statement $210,001,000 in aggregate offering price of securities that were initially registered under the 2020 Registration Statement and remain unsold. The Registrant previously paid a filing fee of $26,089.92 with respect to the Unallocated Shelf Securities. Accordingly, there is no registration fee due in connection with the proposed maximum offering price of such Unallocated Shelf Securities registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unallocated Securities registered under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.